Exhibit 10.6

NEWTON CITY/COUNTY AIRPORT
AIRPORT GROUND LEASE AGREEMENT

THIS LEASE AGREEMENT is made this 15th day of October, 2007, by and between the following:

(a) The BOARD OF COUNTY COMMISSIONERS OF HARVEY COUNTY, KANSAS, and THE CITY OF NEWTON, KANSAS, together being the joint owners of the Newton City-County Airport ("Airport"), and hereinafter called "Lessor;"

(b) PARK AEROSPACE MATERIALS CORP., c/o PARK ELECTROCHEMICAL CORP., 48 South Service Road, Suite 300, Melville, New York 11747, hereinafter called "Lessee."

WITNESSETH:

FOR AND IN CONSIDERATION of the terms, covenants, rentals to be paid, and conditions hereinafter set forth, the parties have mutually agreed and hereby mutually agree as follows:

Article 1
Exclusive and Non-Exclusive Uses

1.1 Lessor leases and rents to Lessee for the term and rental hereinafter set forth the exclusive use and occupancy of certain unimproved 8-acre tract of real estate hereinafter described to be used by Lessee for the construction and operation of an industrial manufacturing and research and development facility, for Lessee's operation under this Agreement as described in paragraph 5.1 below, which said real estate is more particularly described as follows, to wit:

A portion of the Southwest Quarter (SW/4) of Section 13, Township 23 South, Range 1 East of the 6th P.M., Harvey County, Kansas, more particularly described as follows, to wit: Commencing at the Southwest corner of said SW/4; thence North along the West line of said SW/4 1901.31 feet; thence with a deflection angle 90°01'04" right-East 75.00 feet (which is to a point that is 50.00 feet south of the centerline of the now existing Hesston College driveway) for the point of beginning; thence continuing East without deflection 524.29 feet; thence with a deflection angle 89°58'56" right-South parallel with the West line of said SW/4 664.71 feet; thence with a deflection angle 90°01'04" right-West 524.29 feet to a point that is 75.00 feet East of the West line of said SW/4; thence with a deflection angle 89°58'56" right-North parallel with the West line of said SW/4 664.71 feet to the point of beginning; containing 8.0 acres, more or less.

1.2 Lessor hereby grants Lessee the non-exclusive use, in common with Lessor and with Lessor's present and future lessees and sub-lessees, of the Newton City-County Airport lying and situated three (3) miles east of the City of Newton, Kansas, together with all improvements, runways, ramps, conveniences and appurtenances thereunto belonging, except such improvement specifically leased herein and as may be leased by Lessor to other lessees and sub-lessees presently or in the future. It is specifically understood and agreed that nothing herein contained shall be construed to grant or authorize the granting of an exclusive right within the meaning of Section 308 of the Federal Aviation Act of 1958, and that during time of war or national emergency Lessor shall have the right to enter into an agreement with the United States Government for military or naval use of part or all of the landing area, the publicly-owned air navigation facilities and/or other areas or facilities of the Airport. If any such agreement is executed, the provisions of this instrument shall be subordinate to the provisions of any existing or future agreement between Lessor and the United States, relative to the maintenance, operation or development of the Airport, with particular reference to the Quit Claim Deed by which the City of Newton took title dated August 27, 1959, recorded in Volume 120 at Pages 87 to 92 of the Deed Records of Harvey County, Kansas.

Article 2
Rental

2.1 Throughout the initial ten (10) year term, and provided that Lessee is not in default of the provisions of a certain Development Agreement dated August 14th, 2007, between Lessee and the City of Newton,

Kansas, and the Board of County Commissioners of Harvey County, Kansas, Lessee's payment of rent for the premises is hereby waived. The applicable lease rate as to the premises is hereby established as being based upon a rate of $.08 per square foot for the portion of the leased premises constituting the physical boundaries of the constructed improvements, plus an additional 20 feet surrounding that boundary. If at any time throughout the original term of the lease Lessee is declared to be in default as to the provisions of the said Development Agreement, or is declared to be in default as to the provisions of this lease, then Lessor's waiver of rent herein will thereby be revoked, and a rental payment obligation by Lessee shall thence commence at the aforementioned rate, payable monthly in advance. If not commenced prior thereto, the rent payment obligation shall commence as to any extended terms of this lease under the provisions of paragraph 4.1 below.

2.2 As to any commencement of a rent payment obligation hereunder, Lessee shall be in default thereof, as provided in Article 19, if any monthly rent payment has not been delivered to or received by Lessor within ten (10) days of the date on which it is due. In the event Lessee has failed to pay the rent and other monies due to Lessor before the date due, Lessee shall owe, as additional rent, a late charge equal to one and one-half percent (1½ %) of all money due and owing. A similar late payment charge shall also be assessed on the first day of each month that the payment obligation remains unpaid. Lessor's receipt of such finance charge shall not serve to modify Lessor's right to exercise any of its rights or remedies under the default and termination provisions of this Agreement.

Article 3
Commencement Date; Term

3.1 The commencement date of the term of this lease shall be on October 1, 2007.

3.2 The term shall commence on the commencement date identified above, and shall extend for an initial period of ten (10) years from the first day of the calendar month in which a certificate of occupancy is issued for the constructed improvements on the leased premises. At the end of such term (or of the extended term pursuant to Lessee's renewal options set forth below), this lease shall expire unless the parties have, prior to that time, entered into an agreement in writing to the contrary.

Article 4
Option to Renew

4.1 In the event Lessee has fully performed all the provisions of this Agreement, Lessee shall have the option and privilege to renew the lease for an additional ten (10) year term following the expiration of the initial term hereof, provided, however, that Lessee shall give written notice of its desire to exercise such option at least ninety (90) days prior to the expiration of the term then in effect. Lessee shall likewise have three additional, successive options to renew the lease for additional ten (10) years terms each thereafter, provided in each such event Lessee is then in full compliance with this Agreement, and the lease is then otherwise outstanding.

4.2 Except for the applicable rental rate, all agreements and conditions in this Agreement shall have the same force and effect for each renewal term as for the original term unless the parties otherwise agree in writing. The rent for the first ten-year extension shall be at the rate of $.08 per square foot for the portion of the leased premises constituting the physical boundaries of the constructed improvements, plus an additional 20 feet surrounding that boundary. The rent of each succeeding ten-year extension thereafter shall be adjusted by a percentage equal to the percentage of change in the All Urban Consumer Price Index (CPI-U) for Midwest urban cities, size D, as compiled and published by the U.S. Department of Labor over the immediately preceding ten-year term.

Article 5
Use of Premises; Construction of Improvements

5.1 The leased premises shall be used as real estate on which improvements wholly owned by Lessee are permanently affixed, said improvements being a manufacturing facility for the manufacture of advanced composite materials and other related processes, and a related research and development facility.

5.2 For the purpose stated above, Lessee may construct improvements upon said real estate for its manufacturing and related office operations, subject to the following terms and conditions:

(a) Plans and Specifications. The plans and specifications for such improvements shall first be submitted to and approved by Lessor, which approval shall not be unreasonably denied. The improvements shall be subject to all City of Newton building and construction codes and regulations, and to all Airport building regulations, including height restriction applicable to the subject property. Such plans and construction shall include fencing adequate to screen from view all storage areas. No changes, alterations or additions to such plans and specifications shall be made without the prior written consent of Lessor.

(b) Survey. Lessee shall cause a survey of the site to be performed, at Lessee's cost, by a professional surveyor acceptable to Lessor. Lessor shall provide an accurate legal description of the site for such surveying purposes.

(c) Subsequent Improvements. Any subsequent improvements, alterations or additions to the original improvements shall not be made without the prior written consent of Lessor, which consent shall not be unreasonably denied.

(d) Utilities. All construction of utility systems must conform to City code practices and in the manner approved by Lessor, and all such improvements shall utilize all available City of Newton utilities.

(e) Right of Inspection. During the period of any construction, Lessor, its agents or employees, shall have the right of inspection to determine conformance with the approved plans and specifications, including but not limited to all rights of inspection as prescribed under the City's building and construction codes.

5.3 In addition to the other use conditions and restrictions separately set forth herein, the use of the premises and any improvements built thereon shall be subject to the following:

(a) Restrictions on Rental Space. No part of the leased premises shall be leased or rented to aircraft owners or operators for the purpose of overnight or permanent aircraft storage unless specifically authorized by the Airport Manager.

(b) Signs. A reasonably sized sign or signs may be erected upon the exterior of the building declaring the name of the business and the services that are available. The design, location and contents of said signs shall be subject to the approval by the Airport Manager.

(c) Performance. It is recognized that the continued growth and development of the Airport, its services and facilities, are to the mutual benefit of the parties, and the parties hereby agree that they will cooperate, insofar as is reasonably possible, to achieve such spirit and intent so that such growth and development may be achieved.

(d) Nuisances and Pollution. Lessee shall prevent escape of fumes, odors, smoke, gas or other substances from premises and shall neither use nor occupy premises for any unlawful purpose or for any purpose which either constitutes a nuisance, is harmful to, or interferes unreasonably with the rights of any other persons including Lessor and its tenants. Lessee shall provide adequate devises to control excessive noises, vibrations or electromagnetic emissions.

(e) Operation of a Commercial Business. No commercial business shall be permitted to be conducted within or upon the premises beyond the scope of the approved uses in this Agreement. No commercial business shall be permitted to be conducted within or upon the premises by any other person or party other than Lessee or Lessee's permitted assigns under Section 18 hereof without Lessor's prior written approval thereof.

(f) Compliance with Fire Codes. Lessee shall at all times use and maintain the leased premises in compliance with the City of Newton fire code requirements and any amendments thereto as adopted from time to time by the City of Newton, the provisions of which shall be applicable to the leased premises.

(g) Compliance with Federal, State and Local Laws. In its conduct of its business operations and activities upon or about the site, Lessee shall fully comply with all federal, state and local laws and regulations in any manner or fashion applicable to such business operations and activities.

(h) Payment of Tax Obligations. Except for such tax obligations as are specifically subject to an applicable exemption or an undertaking by the City or County to pay such taxes, it shall be a

specific requirement of the Agreement that Lessee pay in a timely manner all federal, state and local taxes that may now or may in the future during the term or extended term of this lease be assessable to Lessee or to the subject site.

Article 6
Costs of Utility Services, Extensions

6.1 Lessee agrees to pay the cost of all utilities used or consumed in relation to the leased premises. In addition, should Lessee's operations require additional utility service facilities, the cost of the extension of such facilities to the Premises shall be the responsibility of Lessee. Nothing herein shall obligate Lessor to provide any utility service to Lessee that is not otherwise available to Lessor at its property line.

6.2 Lessor's obligation to provide utility service facilities to the leased premises shall be subject to the imposition of any limit on consumption or on the construction of additional utility facilities, or on the allocation or curtailment of utility facilities or service by law or regulation.

Article 7
Assessments for Costs of Service Improvements

7.1 Nothing herein shall prevent or restrict the assessment against the leased premises of the costs of any additional improvements to the vicinity of the subject real estate (such as parking lots, access roads, etc.) which may be constructed during the term or extended term of this lease, and which are appropriate for assessment against the leased premises (or against the leased premises and other benefited properties) under K.S.A. 12-6a01, et seq., or under similar statutory authority. Lessee shall be responsible for payment of any such special assessments as applicable to the leased premises, including any additions thereto.

Article 8
Environmental Site Assessment

8.1 If an environmental site assessment should become necessary due to the requirements of any financing sought by Lessee as to the subject site and improvements, Lessee shall be responsible for all costs to provide such required assessments.

Article 9
Acceptance of Premises; Condition Report

9.1 Lessee acknowledges that it has inspected and accepts the condition of the premises as is and without any representations or warranties by Lessor as to its condition, suitability or fitness for any particular purpose, and without Lessor's obligation to make any alterations, repairs or additions thereto.

9.2 A representative of Lessor shall inspect the improvements constructed on the leased premises not later than thirty (30) days after a certificate of occupancy has been issued following completion of the improvements. Lessee shall have the right to be present at such inspection. Lessor shall prepare a Condition Report as a result of such inspection, which shall inventory the condition of the premises. The Condition Report shall be signed by a representative of Lessor and Lessee, and a copy shall be provided to Lessee. Should Lessee fail or refuse to sign the Report, such fact shall be noted on the Report in lieu of such signature. The Condition Report shall be a basis upon which Lessor shall determine whether or not the premises have been maintained properly under the terms of this Agreement, and whether or not waste or destruction has occurred.

Article 10
Indemnification; Insurance; Subrogation

10.1 Lessee agrees to save and hold harmless Lessor at all times from any and all damage, claim or expense arising out of or in any way connected with any act of negligence committed by Lessee, its officers, agents, employees, licensees and invitees in the use of the premises or arising out of any breach by them of any rules of any

authorized agency of the United States governing the use of said Airport or any reasonable rules or regulation established by Lessor governing the use of said Airport.

10.2 Lessee shall, further, at Lessee's expense, secure and furnish public liability insurance in the sum of $1,000,000.00 for each person, $1,000,000.00 for each accident, and $1,000,000.00 property damage or a Combined Single Limit of $1,000,000. Such insurance shall extend to and protect and cover Lessor as an Additional Named Insured. Certificates evidencing said insurance to be in force shall be submitted at each policy renewal date to Lessor.

10.3 Lessee agrees that the minimum levels of insurance required above may be required by Lessor to be increased within the bounds of commercial reasonableness to the amount that may be required to provide additional coverage in the event of future changes in law, or in the event that Lessor determines in its sole discretion that such additional coverage is necessary because of a substantial change in Lessee's operations or for other similar reasons. Lessor shall give notice of any such determination, and Lessee shall promptly acquire such additional coverage at their cost.

10.4 Lessee agrees, prior to the commencement of this lease term, to provide Lessor with copies of all policies or certificates evidencing that such insurance is in full force and effect, and stating the terms and limits thereof. Such policy or certificate shall contain a clause providing ten (10) day's written prior notice to Lessor before any material change or cancellation is effective.

10.5 All policies of insurance pertaining to the leased premises and/or its contents shall be endorsed to provide that the insurance companies may not subrogate, with respect to insurance carried by Lessor, against Lessee and, with respect to insurance carried by Lessee, against Lessor, it being agreed that neither Lessor nor Lessor's insurance companies shall have any right of action against Lessee for any loss or damage to Lessor's property in or about the leased premises which loss or damage is in fact covered by insurance carried by Lessor, and it being agreed that neither Lessee nor Lessee's insurance companies shall have any right of action against Lessor for any loss or damage to Lessee's property in or about the leased premises which loss or damage is in fact covered by insurance carried by Lessee .

Article 11
Maintenance; Inspections

11.1 Lessee shall keep and maintain the leased premises and the fixtures and appurtenances thereto in a clean, orderly and sightly appearance, free of trash, debris and obstructions, and preserve it in as good of condition as when leased or occupied, normal wear and tear excepted.

11.2 Lessee shall, at its sole expense, maintain and keep in repair the entirety of the leased premises and all improvements placed thereon. Those areas of the leased premises not occupied by an approved building or an approved permanent surface such as asphalt or concrete must be maintained in good repair as lawn or shrubbery.

11.3 In the event Lessee fails to comply with these requirements, Lessor shall have the option (i) to treat such failure as a default and breach and terminate this Agreement as provided in Article 19 and/or (ii) to perform all repairs necessary to cure such failure and add the cost thereof to the basic rent due in the month following the date such costs are incurred.

11.4 Notwithstanding any other provision of this Agreement, Lessor may enter the premises and take all reasonable and necessary steps to correct any danger or condition created by or through any of the following: (a) Lessee failing, in the sole judgment of Lessor, to take necessary precautions to protect the leased premises or personal property thereon from the elements, or to protect the security thereof; (b) maintenance or use of the premises being such that it constitutes a fire hazard or otherwise endangers the leased premises, or (c) conduct on the leased premises which constitutes a nuisance or an endangerment to other property or persons on or about the leased premises or on or about other Airport property or facilities. Lessee shall be jointly and severally liable to Lessor for any expenses incurred by Lessor in relation to the above, which shall be due and payable immediately upon demand.

11.5 Lessor reserves the right to make periodic inspections of the leased premises. Should any objectionable condition exist upon the premises herein leased or subject to the control of Lessee, the same shall be abated by Lessee within 10 (ten) days after receiving written notice thereof as specified in Article 19 regarding a breach of agreement. Such notice shall not be required as to matters as to which Lessor is entitled to take immediate action under the provisions of paragraph 11.4 above.

Article 12
Casualty Loss

12.1 In the event of destruction of any leased property, or part thereof, immediate notification must be given to the Airport Manager or his designee.

12.2 In the event of a partial or total destruction of the improvements upon the leased premises, Lessee shall, as promptly as may be reasonably practical, at Lessee's option (a) repair, restore or replace such improvements with substantially equivalent substitutes for the improvements so damaged, or (b) demolish such improvements, in which case Lessee shall be responsible for the clearing of the site of all such improvements and debris and for the proper closing and disconnection of all utility service and, upon the completion thereof, Lessee shall be released from the lease and this Agreement.

12.3 No substantial demolition, repairs or remodeling of the damaged premises may be started without Lessee first presenting to Lessor a written plan of action describing the repairs to be undertaken and any changes made. Lessor must approve any such repairs, modifications or remodeling prior to commencement of demolition or construction.

Article 13
Aviation Fuel

13.1 Aviation fuel shall not be stored in bulk upon or about the subject property except for that which is required to perform aircraft maintenance activities or the business activities of Lessee. It is understood that Lessee has the right and option to fuel its aircraft; provided, however, that if Lessee elects to commence any such self-fueling operations it shall give advance written notice thereof to Airport management of not less than fifteen (15) days, and Lessee agrees to pay a fuel flow fee in consideration for such privilege as Lessor may establish from time to time on any fuel not purchased from the Airport fueling operation.

13.2 Should Lessee elect to perform self-fueling operations, all devices or vehicles used for the receipt, storage and distribution of fuel, and the maintenance and inspection program for the same, must be approved by the Airport Manager or his or her designee prior to first operation and at or around each anniversary thereof, which such approval shall not be unreasonably denied.

Article 14
Non-Discrimination

14.1 Notwithstanding any other provision of this Agreement, during the performance of this Agreement, Lessee, for itself, its heirs, personal representatives, successors in interest and assigns, as part of the consideration of this Agreement does hereby covenant and agree, as a covenant running with the land, that:

(a) No person on the grounds of race, color, religion, sex, familial status or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination in the use of the Premises;

(b) In the construction of any improvements on, over or under the leased premises, and the furnishing of services therein or thereon, no person on the grounds of race, color, religion, sex, familial status or national origin shall be excluded from participation in, or denied the benefits of, such activities, or otherwise be subjected to discrimination;

(c) In the breach of any of the above nondiscrimination covenants, Lessor shall have the right to terminate this Agreement and to reenter and repossess the Premises and hold the same as if said agreement had never been made or issued. This provision does not become effective until the

procedures of 49 C.F.R. Part 21 have been followed and completed, including expiration of appeal rights.

(d) Lessee for itself and its successors in interest and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that in the event facilities are constructed, maintained or otherwise operated on the said property described in this Agreement for a purpose for which a Department of Transportation program or activity is extended or for another purpose involving the provision of similar services or benefits, Lessee shall maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to 49 C.F.R. Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation, and as said Regulations may by amended.

Article 15
Public Aeronautical Service Provisions

15.1 If at any time Lessee provides aeronautical services to the public, Lessee agrees to be bound by the following:

(a) It is understood and agreed that nothing herein contained shall be construed to grant or authorize the granting of an exclusive right within the meaning of Section 308 of the Federal Aviation Act of 1958.

(b) Lessee agrees to furnish service on a fair, equal and not unjustly discriminatory basis to all users thereof, and to charge fair, reasonable and not unjustly discriminatory prices for each unit or service; PROVIDED, that Lessee may make reasonable and non-discriminatory discounts, rebates or other similar types of price reduction to volume purchasers.

Article 16
Airport Management; Rules and Regulations; Reservations

16.1 The management and control of the Airport shall at all times be directly under the control of Lessor and its Airport Manager. Any and all problems, transactions or other events arising from this Agreement and the rights thereunder shall be submitted to Lessor through the Airport Manager for their decision and action. It is specifically understood and agreed that Lessor reserves the right to grant similar commercial aeronautical rights to others.

16.2 Lessee shall comply with the Airport Policy and Procedure Manual as the same may be amended from time to time, shall be subject to any and all applicable rules, regulations, orders and restrictions which are now in force or which may hereafter be adopted by Airport management and administration, and shall be subject to any and all applicable laws, statutes, rules, regulations or orders of any governmental authority, federal or state, lawfully exercising authority over the Newton City/County Airport or Lessee's operations conducted hereunder.

16.3 Lessor shall not be liable to Lessee for any diminution or deprivation of its rights hereunder on account of the exercise of any such authority as in this section provided, nor shall Lessee be entitled to terminate this Agreement by reason thereof unless the exercise of such authority shall so interfere with Lessee's exercise of the rights hereunder as to constitute a termination of this Agreement by operation of law in accordance with the laws of the State of Kansas.

16.4 Lessor shall be held harmless for any and all breaches of Federal Aviation Administration or Lessor's rules or regulation caused by Lessee, its agents or employees, or that occur upon the leased premises except to the extent caused by Lessor. In the event the Federal Aviation Administration imposes a fine or penalty for any such violation, whether such fine or penalty is assessed to Lessor or Lessee, or to their agents or employees, the penalty shall be paid by Lessee; provided, however, that nothing herein shall prevent Lessee from contesting the legality, validity or application of such fine or penalty to the full extent Lessee may be lawfully entitled.

Article 17
Lease Modifications; Invalid Provisions

17.1 In the event that the Federal Aviation Administration requires modifications or changes to this Agreement as a condition precedent to granting of funds for the improvement of the Airport, Lessee agrees to consent to such reasonable amendments, modification, revisions, supplements or deletions of any of the terms, conditions or requirements of this Agreement as may be reasonably required to enable Lessor to obtain said Federal Aviation Administration funds, provided that in no event shall such changes materially impair the rights of Lessee hereunder or materially increase its obligations.

17.2 It is further expressly understood and agreed by and between the parties hereto that in the event any covenant, condition or provision herein contained is held to be invalid by any court of competent jurisdiction, the invalidity of any such covenant, condition or provision shall in no way affect any other covenant, condition or provision herein contained, provided, however, that the invalidity of any such covenant, condition or provision does not materially prejudice either Lessor or Lessee in their respective rights and obligations contained in the valid covenants, conditions or provision in this Agreement.

Article 18
Assignments

18.1 The interests of Lessee in this Agreement and in the leased premises shall not be assigned or conveyed, except to an affiliate of Lessee, nor may any of the improvements to the leased premises be sold, conveyed or encumbered, without the prior written consent of Lessor. The consent of Lessor may be withheld in particular due to issues regarding the financial ability of the proposed assignee or purchaser to perform its obligations to Lessor, or due to the proposed activities of the assignee or purchaser upon the leased premises being inconsistent with or causing interference with the normal operations of the Airport or otherwise endangering the Airport's standing with the Federal Aviation Administration.

Article 19
Termination

19.1 This Agreement shall terminate upon the occurrence of any of the following:

(a) Automatically at the expiration of the original or any extended term, and in the absence of any renewal thereof then going into effect.

(b) Should Lessee fail to make any payment required hereunder within ten (10) days of its due date, or should Lessee fail to remedy any other condition or event of default of this Agreement within thirty (30) days of service by Lessor of a written notification specifying the nature of Lessee's default or breach and stating that the lease shall terminate automatically on the date specified in the notice unless such default or breach has been cured by such date.

(c) In the event proceedings in bankruptcy are instituted against Lessee, whether voluntary or involuntary or under any Federal reorganization act, or in the event that any receiver shall be appointed, or in the event Lessee shall make an assignment for the benefit of creditors.

19.2 Lessee hereby assigns to Lessor all of its rents from any sub-lessee of the leased premises which rights Lessor shall be entitled to exercise if Lessee becomes and remains in default of any payment obligations hereunder for a period in excess of thirty (30) days. The exercise of these rights of assignment by Lessor shall be in addition to and not in substitution of Lessor's other rights and remedies. Lessor shall exercise such rights by giving notice to any sub-lessee of the leased premises of such default and Lessor's election to exercise the rights to thereafter have the rent payments made directly to Lessor, and any sub-lessee shall then direct to Lessor all rent payments thereafter coming due unless and until then being notified otherwise by Lessor.

19.3 Should a termination event occur prior to the expiration of the term of the lease, Lessor may then, at its option, declare forfeiture and termination of this Agreement, and shall have the right to reenter and take possession of the premises as in peaceable entry and forcible detainer, and to lease the same to another tenant(s); provided, however, that such forfeiture, termination and reentry shall in no event relieve or release Lessee from its obligations to pay rent hereunder, except that Lessee shall receive credit for any net rent (after reduction for the costs and expenses of Lessor in re-letting the premises) received by Lessor in the event said premises or any portion

thereof are leased to another tenant(s) during the unexpired portion of the then current term. Lessor's failure to exercise such rights on any breach shall not prevent the exercise of such rights upon a subsequent breach.

19.4 All rights and remedies provided herein are cumulative, and all or any one or more of them may be used by Lessor to enforce its rights under this Agreement.

Article 20
Right of First Refusal to Purchase Improvements

20.1 In the event during the term of this lease Lessee receives a bona fide offer to purchase the existing improvements constructed by Lessee on the leased premises (and subject to the provisions of paragraph 18.1 above), Lessee shall notify Lessor in writing of the terms of said purchase offer, and Lessor shall have sixty (60) days in which to elect to purchase such improvements upon the same terms as contained in said offer. Said election shall be made in writing, and shall be delivered to Lessee within said sixty (60) day period. In the absence of such an election , Lessee shall then be free to sell Lessee's improvements upon the leased premises to such specific proposed purchaser, subject only, however, to the restriction herein contained regarding assignment of Lessee's interests in the leased premises.

20.2 Lessor shall also have the first right and option to purchase the improvements upon the expiration of this lease, either upon such terms as contained in any bona fide offer to purchase by a third party as would be an acceptable purchaser as provided above, or in the absence thereof at such terms as the parties shall then agree. In the absence of such an agreement, the terms shall be established by three certified or licensed real estate appraisers who shall be selected in the following manner: one shall be selected by Lessor; one shall be selected by Lessee; and one shall be selected by the two appraisers selected by the parties.

20.3 In the absence of the exercise by Lessor of such purchase option at the expiration of this lease, and in the absence of some written agreement of the parties otherwise, the lease shall then be extended for an additional term of one year at a rental rate as then established under the provisions of paragraph 4.2 above, said extension being for the purpose of permitting Lessee additional time to secure a suitable purchaser of the improvements. Lessor shall continue to have a first right and option as provided above to purchase the improvements as to any such offer received. If at the end of such extended term no sale of the improvements has been closed, then title to and ownership in the improvements shall vest in Lessor and all ownership interest and rights of Lessee therein shall terminate.

20.4 The sale and purchase provisions of paragraphs 20.2 and 20.3 above shall not be applicable upon a termination of the lease resulting by reason of an act or occurrence of default under this Agreement. In such event, and at the time of such termination, title to and ownership in the improvements shall vest in Lessor and all ownership interest and rights of Lessee therein shall terminate.

Article 21
Surrender of Premises

21.1 Upon the termination of the lease hereunder, Lessee shall surrender quiet and peaceful possession of the leased premises to Lessor in as good of condition as when leased or occupied, normal wear and tear excepted. Lessee shall remove its personal property and equipment from the premises and shall at its own expense, repair and restore any damage caused by the removal of such personal property and equipment. In the event Lessee continues to occupy the premises beyond a termination date, whether with or without the consent of Lessor, Lessee shall have continuing responsibility and liability to Lessor for the rental value of the leased premises and the improvements thereon during such additional time at the full, fair rental rate then in effect as to similarly situated properties, although in no event less than the amount of the last applicable rental rate under this Agreement. Any personal property of Lessee which is not removed from the premises on or before the termination date shall be deemed abandoned and title thereto shall thereupon vest in Lessor.

Article 22
Miscellaneous

22.1 Lessee is not and shall not become the agent, servant, partner or trustee of Lessor and, by this Agreement, Lessee does not acquire any rights to act for or on the behalf of Lessor in any manner or fashion. Lessor is not and shall not be liable for any labor, services or material furnished to Lessee, or the officers, employees or agents of Lessee.

22.2 No contractor, subcontractor, supplier, materialmen or person furnishing labor or other services shall have any right to file any lien upon the leased premises or the improvements thereon. Prior to undertaking the construction or installation of any improvements or repairs or additions thereto, Lessee shall be responsible for obtaining waivers of the benefits of any mechanics lien statutes as to the leased premises and the improvements thereon.

22.3 Lessee shall not, at any time, hold out as having any authority to act for and on behalf of Lessor or create any lien on the leased premises and/or the improvements thereon.

22.4 Should any lien be filed against the leased premises by reason of any activities or omissions for and on behalf of Lessee, the same shall constitute a breach of this Agreement by Lessee, and Lessee shall be jointly and severally liable to immediately cause the discharge thereof.

22.5 Should Lessee encumber the leased premises or any improvements thereon with the written consent or permission of Lessor, the terms thereof shall include the requirement that such lienholder notify Lessor of any default in such lien not less than sixty (60) days prior to lienholder taking any action for foreclosure or other disposition or enforcement thereof. Without any limitation upon Lessor's rights to enforce or pursue other rights or remedies under this Agreement by virtue of such default, in addition thereto Lessor shall have the right to redeem or otherwise purchase said improvements through such foreclosure or enforcement efforts by the lienholder to the exclusion of Lessee.

IN WITNESS WHEREOF, the parties have executed the Airport Ground Lease Agreement the day and year first above written.

- Lessor
BOARD OF COUNTY COMMISSIONERS, HARVEY COUNTY, KANSAS

[signature]
Chairman

[signature]
Commissioner

[signature]
Commissioner

Attest:

[signature]
County Clerk

CITY OF NEWTON, KANSAS

[signature]
Mayor

Attest:

[signature]
City Clerk

- Lessee
PARK AEROSPACE MATERIALS CORP.

By [signature]
James W. Kelly, Vice President

Attest:

[signature]
Stephen E. Gilhuley, Secretary